EXHIBIT 99.03

MONEYGRAM INTERNATIONAL, INC.
COMPENSATION FOR NON-MANAGEMENT MEMBERS OF
BOARD OF DIRECTORS AND OF BOARD COMMITTEES

Effective: February 15, 2007

Presiding Director of the Board
Annual Retainer	$15,000

Stock Unit Retainer (1)	$65,000

All Other Members of the Board of Directors

Annual Retainer	$40,000

Meeting Attendance Fee	$1,600

Stock Unit Retainer (1)	$65,000

Audit Committee

Meeting Attendance Fee	$1,500

Committee Chairman Retainer	$15,000

Corporate Governance & Nominating Committee

Meeting Attendance Fee	$1,500

Committee Chairman Retainer	$7,500

Finance & Investment Committee

Meeting Attendance Fee	$1,500

Committee Chairman Retainer	$7,500

Human Resources Committee

Meeting Attendance Fee	$1,500

Committee Chairman Retainer	$7,500

Additional Perquisites Available to All Directors

up to $5,000 in matching gifts to qualified charitable organizations

(1) Initial grant upon election or appointment to Board, and annually thereafter on the third Thursday of February